UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 17, 2009

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	333-67435	61-0912615
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1065 Ashley Street

Bowling Green, Kentucky 42103

(Address of principal executive offices and zip code)

(270) 393-0700

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Principal Officers.

This current report on Form 8-K/A is being filed by Citizens First Corporation (the “Company”) pursuant to Instruction 2 to Item 5.02 of Form 8-K to amend the Form 8-K filed on July 1, 2009. The original Form 8-K announced that on June 30, 2009, M. Todd Kanipe was named President and Chief Executive Officer of the Company and Citizens First Bank, Inc. At the time of the original 8-K, the final compensation arrangement and employment agreement for Mr. Kanipe had not yet been determined.  On September 17, 2009, the Company and Mr. Kanipe entered into an employment agreement effective as of September 17, 2009.  The employment agreement supersedes in its entirety that certain Employment Agreement dated March 14, 2005 between the Company and Mr. Kanipe.  The following summary describes certain material provisions of the employment agreement.

Mr. Kanipe’s employment agreement is for a term of three years and will be automatically renewed for successive one year terms unless either party gives 60 days notice to the other of its intent not to renew. The agreement provides for payment to Mr. Kanipe of an annual salary of $200,000, four weeks vacation annually, a monthly automobile allowance and participation in all employee benefit programs as are offered by the Company to its other executive officers.  The agreement may be terminated by the Company upon 60 days notice for cause (as defined in the agreement). In the event the agreement is terminated with cause, Mr. Kanipe shall not be entitled to any further compensation following written notice of termination.  Mr. Kanipe may voluntarily terminate his employment upon 60 days notice. In the event the agreement is terminated by Mr. Kanipe, the Company will be obligated to pay Mr. Kanipe the value of accrued fringe benefits through the date of termination.  In the event of Mr. Kanipe’s termination of the agreement, he will be prohibited for six months from rendering any services to any banking institution in Warren, Barren, Hart, and Simpson Counties in Kentucky and any county contiguous to Warren County.

The foregoing description is qualified by reference in its entirety to the employment agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

10.1           Employment Agreement of Matthew Todd Kanipe dated September 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation

/s/Steve Marcum
Steve Marcum, Executive Vice President and Chief Financial Officer

Date:  September 21, 2009

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